Exhibit 99.2

Whirlpool Announces Tender Offer and Consent Solicitation for Outstanding Notes Due 2026 and 2027

BENTON HARBOR, Mich., June 1, 2026 /PRNewswire/ – Whirlpool Corporation (NYSE: WHR) (“Whirlpool” or the “Company”) announced today that it has commenced a tender offer (the “Tender Offer”) to purchase for cash any and all outstanding 1.250% Senior Notes due 2026 (the “2026 Existing Notes”) and 1.100% Senior Notes due 2027 (the “2027 Existing Notes” and, together with the 2026 Existing Notes, the “Existing Notes”) of Whirlpool Finance Luxembourg S.à r.l. (“Whirlpool Luxembourg”), a wholly owned subsidiary of Whirlpool.

In connection with the Tender Offer, the Company is also soliciting consents (the “Consents”) from registered holders (each, a “Holder” and, collectively, the “Holders”) of the 2027 Existing Notes (the “Consent Solicitation”) to a proposed amendment (the “Proposed Amendment”) to the indenture governing the Existing Notes (the “Existing Notes Indenture”) to accelerate Whirlpool Luxembourg’s ability to satisfy and discharge the Existing Notes Indenture with respect to the 2027 Existing Notes.

The consummation of the Tender Offer and the Consent Solicitation is subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in an Offer to Purchase and Consent Solicitation Statement, dated June 1, 2026 (the “Offer to Purchase and Consent Solicitation Statement”), including, but not limited to, the Company having completed a concurrent offering of new senior secured notes on terms and conditions satisfactory to it in its sole discretion, the net proceeds of which are sufficient to pay the aggregate total consideration for all the tendered Existing Notes, plus accrued interest and all fees and expenses incurred in connection with the Tender Offer and the Consent Solicitation. The Tender Offer is not conditioned on any minimum amount of Existing Notes being tendered or the receipt of Requisite Consents (as defined below). The Company reserves the right, but is under no obligation, to waive any and all of the conditions of the Tender Offer and the Consent Solicitation at any time, in each case without extending the Withdrawal Time (as defined below) for the Tender Offer, subject to applicable law. The Company reserves the right to terminate or extend the Tender Offer or the Consent Solicitation if any condition to the Tender Offer or the Consent Solicitation is not satisfied (or otherwise in its sole discretion), and to amend the Tender Offer or the Consent Solicitation in any respect.

The terms and conditions of the Tender Offer and the Consent Solicitation are described in the Offer to Purchase and Consent Solicitation Statement. The following table summarizes the material pricing terms of the Tender Offer.

Title of Note	ISIN/Common Code(1)	Outstanding Principal Amount(2)	Maturity Date	Reference Security(3)	Fixed Spread	Early Tender Premium(4)
1.250% Notes due 2026	XS1514149159 / 151414915	€500,000,000	November 2, 2026	0.000% OBL due 10/09/2026 #184	50 bps	€50
1.100% Notes due 2027	XS1716616179 / 171661617	€600,000,000	November 9, 2027	1.300% OBL due 10/15/2027 #186	50 bps	€50

(1)

No representation is made as to the correctness or accuracy of the ISINs or Common Codes listed in this release and the Offer to Purchase and Consent Solicitation Statement or printed on the Notes. They are provided solely for the convenience of Holders of the Notes.

(2)	As of May 29, 2026.
(3)	The applicable page on Bloomberg from which the bid side price of the Reference Security will be quoted.
(4)	Per €1,000 principal amount of Notes that are accepted for purchase. Included in the Total Consideration for Notes tendered and accepted for purchase on or prior to the Early Tender Expiration.

The Tender Offer and the Consent Solicitation will expire at 5:00 p.m., Central European time (11:00 a.m., New York City time), on June 30, 2026, unless extended by the Company in its sole discretion (such time and date, as the same may be extended, the “Expiration Time”). Subject to the terms and conditions of the Tender Offer, Holders of Existing Notes that are validly tendered at or prior to 5:00 p.m., Central European time (11:00 a.m., New York City time), on June 12, 2026 (such date and time, as the same may be extended, the “Early Tender Expiration”) and not validly withdrawn at any time at or prior to 5:00 p.m. Central European time (11:00 a.m., New York City time), on June 12, 2026, unless extended (such date and time, as the same may be extended, the “Withdrawal Time”) will be eligible to receive the Total Consideration, which includes the Early Tender Premium set forth in the table above. The applicable Total Consideration for each €1,000 principal amount of Existing Notes validly tendered and accepted for purchase will be determined in the manner described in the Offer to Purchase and Consent Solicitation Statement by reference to the Fixed Spread specified on the front cover of the Offer to Purchase and Consent Solicitation Statement over the applicable Reference Yield based on the bid-side price of the applicable Reference Security specified on the front cover of the Offer to Purchase and Consent Solicitation Statement, at 4:00 p.m., Central European time (10:00 a.m. New York City time), on June 15, 2026. Holders of Existing Notes that are validly tendered after the Early Tender Expiration, but on or prior to the Expiration Time, will be eligible to receive only the Tender Offer Consideration, which is the Total Consideration less the Early Tender Premium. No tenders will be valid if submitted after the Expiration Time. The “Early Settlement Date” is expected to be on or about June 17, 2026 (the “Early Settlement Date”), but will be determined at the Company’s option, subject to all conditions to the Tender Offer and Consent Solicitation having been satisfied or waived by the Company. The Company reserves the right, in its sole discretion, to extend or forgo the Early Settlement Date, if any. In the event that it forgoes the Early Settlement Date, all Holders whose Existing Notes are accepted for payment by the Company will receive payment on the Final Settlement Date. The Final Settlement Date is expected to be on July 6, 2026, which is the third business day following the Expiration Time, unless extended or earlier terminated by the Company with respect to the Tender Offer in its sole discretion (the “Final Settlement Date”).

In addition, Holders will receive accrued and unpaid interest, if any, on all of their Existing Notes accepted for purchase from the last interest payment date on the relevant series of Existing Notes, up to, but not including, the Early Settlement Date or the Final Settlement Date, as applicable. Holders of the 2027 Existing Notes that validly tender their 2027 Existing Notes pursuant to the Tender Offer will be deemed to have delivered their Consents to the Proposed Amendment by virtue of such tender. Holders of the 2027 Existing Notes may not tender their 2027 Existing Notes pursuant to the Tender Offer without delivering their Consents in the Consent Solicitation, and Holders of the 2027 Existing Notes may not deliver Consents without also tendering their 2027 Existing Notes.

In order for the Proposed Amendment to be adopted, the Consents must be received in respect of at least a majority of the principal amount of the 2027 Existing Notes then outstanding (the “Requisite Consents”). Following the later of (i) the receipt of the Requisite Consents and (ii) the Withdrawal Time, the Company expects to execute and deliver to the trustee under the Existing Notes Indenture a supplemental indenture (the “Supplemental Indenture”) to the Existing Notes Indenture giving effect to the Proposed Amendment. However, the Proposed Amendment will not become operative until and unless the Company purchases all 2027 Existing Notes validly tendered (and not validly withdrawn) in the Tender Offer.

Any Existing Notes validly tendered and, in the case of the 2027 Existing Notes, related Consents validly delivered, may be withdrawn or revoked from the Tender Offer and, in the case of the 2027 Existing Notes, the Consent Solicitation, at or prior to the Withdrawal Time. Any Existing Notes validly tendered and, in the case of the 2027 Existing Notes, related Consents validly delivered, at or prior to the Withdrawal Time that are not validly withdrawn or revoked on or prior to the Withdrawal Time may not be withdrawn or revoked thereafter, except in certain limited circumstances where additional withdrawal rights are required by law. In addition, any Existing Notes validly tendered and, in the case of the 2027 Existing Notes, related Consents validly delivered, after the Withdrawal Time may not be withdrawn or revoked, except in certain limited circumstances where additional withdrawal rights are required by law.

None of the Company, its board of directors, the Dealer Manager, the Tender and Information Agent, the trustee under the Existing Notes Indenture, or any of their respective affiliates, makes any recommendation as to whether any Holder should tender or deliver, or refrain from tendering or delivering, any or all of such Holder’s Existing Notes or, in the case of the 2027 Existing Notes, the Consents, and none of the Company nor any of its affiliates has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Existing Notes and, if so, the principal amounts of Existing Notes to tender. If any Holder is in any doubt as to the contents of this release, or the Offer to Purchase, or the action it should take, the Holder should seek its own financial and legal advice, including in respect of any tax consequences, immediately from its stockbroker, bank manager, solicitor, accountant, or other independent financial, tax, or legal adviser. The Tender Offer and the Consent Solicitation are made only by the Offer to Purchase and Consent Solicitation Statement. Holders are urged to read the Offer to Purchase and Consent Solicitation Statement carefully before making any decision with respect to the Tender Offer or the Consent Solicitation. The Offer to Purchase and Consent Solicitation Statement contains important information that should be read carefully before any decision is made with respect to the Tender Offer or the Consent Solicitation. This release does not describe all the material terms of the Tender Offer or the Consent Solicitation, and no decision should be made by any Holder on the basis of this release. The terms and conditions of the Tender Offer are described in the Offer to Purchase and Consent Solicitation Statement, and this release must be read in conjunction with the Offer to Purchase and Consent Solicitation Statement. The Tender Offer and the Consent Solicitation are not being made to Holders of Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Tender Offer and the Consent Solicitation to be made by a licensed broker or dealer, the Tender Offer and the Consent Solicitation will be deemed to be made on behalf of the Company by the Dealer Manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction. Any individual or entity whose Existing Notes are held on its behalf by a broker, dealer, bank, custodian, trust company, or other nominee must contact such entity if it wishes to tender such Existing Notes pursuant to the Tender Offer and, in the case of the 2027 Existing Notes, deliver Consents pursuant to the Consent Solicitation.

This release does not constitute an offer to sell or a solicitation of an offer to buy these securities, nor does it constitute an offer, solicitation or sale of these securities, in any jurisdiction in which such offer, solicitation or sale is unlawful.

Citigroup Global Markets Inc. is the dealer manager and solicitation agent (the “Dealer Manager”) in the Tender Offer and the Consent Solicitation. Global Bondholder Services Corporation has been retained to serve as the tender and information agent (the “Tender and Information Agent”) for the Tender Offer and the Consent Solicitation. Questions regarding the Tender Offer and the Consent Solicitation should be directed to Citigroup Global Markets Inc. by telephone at +1 (212) 723-6106 (call collect) or +1 (800) 558-3745 (toll-free). Requests for copies of the Offer to Purchase and Consent Solicitation Statement and other related materials should be directed to Global Bondholder Services Corporation by telephone at (212) 430-3774 (bankers and brokers, call collect) or (855) 654-2014 (all other, toll-free); or by email at contact@gbsc-usa.com.

ABOUT WHIRLPOOL CORPORATION

Whirlpool Corporation (NYSE: WHR) is a leading home appliance company, in constant pursuit of improving life at home. As the only major U.S.-based manufacturer of kitchen and laundry appliances, the company is driving meaningful innovation to meet the evolving needs of consumers through its iconic brand portfolio, including Whirlpool, KitchenAid, JennAir, Maytag, Amana, Brastemp, Consul, and InSinkErator. In 2025, the company reported approximately $16 billion in annual net sales—close to 90% of which were in the Americas—41,000 employees and 35 manufacturing and technology research centers. Additional information about the company can be found at WhirlpoolCorp.com.

WEBSITE DISCLOSURE

We routinely post important information for investors on our website, WhirlpoolCorp.com, in the “Investors” section. We also intend to update the “Hot Topics Q&A” portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the “Investors” section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

WHIRLPOOL ADDITIONAL INFORMATION

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf. Certain statements contained in this document do not relate strictly to historical or current facts and may contain forward-looking statements that reflect our current views with respect to future events and financial performance. As such, they are considered “forward-looking statements” which provide current expectations or forecasts of future events. Such statements can be identified by the use of terminology such as “may,” “could,” “will,” “should,” “possible,” “plan,” “predict,” “forecast,” “potential,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “may impact,” “on track,” “guarantee,” “seek,” and the negative of these words and words and terms of similar substance. Examples of forward-looking statements include, but are not limited to, statements relating to the expected timing and terms of the proposed Tender Offer and, with respect to the 2027 Existing Notes, the Consent Solicitation, our ability to complete the Tender Offer and, with respect to the 2027 Existing Notes, the Consent Solicitation on the anticipated timeline or at all, as well as any other statement that does not directly relate to any historical or current fact. These forward-looking statements should be considered with the understanding that such statements involve a variety of risks and uncertainties, known and unknown, and may be affected by inaccurate assumptions. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially.

Many risks, contingencies and uncertainties could cause actual results to differ materially from Whirlpool’s forward-looking statements. Among these factors are: (1) intense competition in the home appliance industry, and the impact of the changing retail environment, including direct-to-consumer sales; (2) Whirlpool’s ability to maintain or increase sales to significant trade customers and builders; (3) Whirlpool’s ability to maintain its reputation and brand image; (4) Whirlpool’s ability to achieve its business objectives and successfully manage its strategic portfolio transformation and outsourced business unit service model; (5) Whirlpool’s ability to understand consumer preferences and successfully develop new products; (6) Whirlpool’s ability to obtain and protect intellectual property rights; (7) acquisition, divestiture, and investment-related risks, including risks associated with our past transactions; (8) the ability of suppliers of critical parts, components and manufacturing equipment to deliver sufficient quantities to Whirlpool in a timely and cost-effective manner; (9) risks related to Whirlpool’s international operations; (10) Whirlpool’s ability to respond to unanticipated social, political and/or economic events, including epidemics/pandemics; (11) information technology system and cloud failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; (12) product liability and product recall costs; (13) Whirlpool’s ability to attract, develop and retain executives and other qualified employees; (14) the impact of labor relations; (15) fluctuations in the cost of key materials (including steel, resins, and base metals) and components and the ability of Whirlpool to offset cost increases; (16) Whirlpool’s ability to manage foreign currency fluctuations; (17) impacts from goodwill, intangible asset and/or inventory impairment charges; (18) health care cost trends, regulatory changes and variations between results and estimates that could increase future funding obligations for pension and postretirement benefit plans; (19) impacts from credit rating agency downgrades; (20) litigation, tax, and legal compliance risk and costs; (21) the effects and costs of governmental investigations or related actions by third parties; (22) changes in the legal and regulatory environment including environmental, health and safety regulations, data privacy, taxes and AI; (23) the impacts of changes in foreign trade policies, including tariffs; (24) Whirlpool’s ability to respond to the impact of climate change and climate change or other environmental regulation; (25) the uncertain global economy and changes in economic conditions; (26) financing and liquidity uncertainty including payment of dividends on our 8.50% Mandatory Convertible Preferred Stock; (27) the dilutive effect of conversion and potential dividend payments in common stock for our 8.50% Mandatory Convertible Preferred Stock; (28) the liquidation preference of our 8.50% Mandatory Convertible Preferred Stock above our common stock; and (29) reduced operational flexibility and liquidity under our ABL Credit Facility. Except as required by law, we undertake no obligation to update any forward-looking statement, and investors are advised to review disclosures in our filings with the SEC. It is not possible to foresee or identify all factors that could cause actual results to differ from expected or historic results. Therefore, investors should not consider the foregoing factors to be an exhaustive statement of all risks, uncertainties, or factors that could potentially cause actual results to differ from forward-looking statements. Additional information concerning these factors can be found in our periodic filings with the SEC, including our most recent Annual Report on Form 10-K, as updated by our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings we make with the SEC.

European Economic Area

Neither this Tender Offer, the Consent Solicitation, nor any other transaction set forth in the Offer to Purchase and Consent Solicitation Statement constitutes a non-exempt offer of securities to the public within the meaning of the EU Prospectus Regulation and the Tender Offer and Consent Solicitation are not subject to the obligation to publish a prospectus under the EU Prospectus Regulation. The Offer to Purchase and Consent Solicitation Statement is not a prospectus for the purposes of the EU Prospectus Regulation.

General

None of the Offer to Purchase and Consent Solicitation Statement, this announcement or the electronic transmission thereof constitutes an offer to buy or the solicitation of an offer to sell Existing Notes (and tenders of Existing Notes for purchase pursuant to the Tender Offer will not be accepted from Holders) in any circumstances in which such offer or solicitation is unlawful. In those jurisdictions where the securities, blue sky or other laws require the Tender Offer or Consent Solicitation to be made by a licensed broker or dealer and a dealer manager or any of its respective affiliates is such a licensed broker or dealer in any such jurisdiction, the Tender Offer or Consent Solicitation shall be deemed to be made by the respective dealer manager or such affiliates, as the case may be, on behalf of the Company in such jurisdiction. Neither the Tender Offer, the Consent Solicitation nor our website may be used for, or in connection with, any invitation to anyone in any jurisdiction or under any circumstances in which such invitation is not authorized or is unlawful.

SOURCE Whirlpool Corporation